Exhibit 99.1

DELPHI REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

Highlights include:

•	First quarter U.S. GAAP diluted earnings per share of $0.88 compared to $1.04 in the prior year

•	Excluding special items, first quarter earnings of $1.07 per diluted share, compared with $1.05 per diluted share in the prior year

•	First quarter Adjusted EBITDA and Adjusted EBITDA margin of $562 million and 14.0%, compared with $584 million and 14.3% for the same period in 2012

•	First quarter operating cash flow of $149 million

•	Initiated regular quarterly cash dividend of $0.17 per share and executed $122 million of share repurchases in first quarter of 2013

GILLINGHAM, England & TROY, Mich. - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported first quarter 2013 revenues of $4.0 billion, a decrease of 1.7% from the prior year period, the result of continued weak business conditions in Europe, partially offset by the acquisition of the Motorized Vehicles Division ("MVL") from FCI Group. Adjusted for the impacts of currency exchange, commodity movements, acquisitions and divestitures, revenue decreased by 6% in the first quarter.
The Company reported first quarter U.S. GAAP net income of $276 million and earnings of $0.88 per diluted share, compared to $342 million and $1.04 per diluted share in the prior year period. The current year quarterly U.S. GAAP results include special items consisting of restructuring-related charges, acquisition-related integration costs and debt retirement charges. Excluding these special items, the Company reported adjusted first quarter earnings of $336 million, or $1.07 per diluted share, compared to adjusted earnings of $346 million, or $1.05 per diluted share in the prior year period.
"Despite continued weakness in Europe, our industry-leading cost structure as well as our diverse mix of regional and customer revenues allowed us to deliver solid first quarter financial results, grow earnings per share, and increase shareholder value," said Rodney O'Neal, chief executive officer and president.

First Quarter 2013 Results
The Company reported first quarter 2013 revenue of $4.0 billion, a decrease of 6% compared to the first quarter of 2012, adjusting for currency exchange, commodity movements, acquisitions and divestitures. This reflects growth of 8% in Asia and 7% in South America, offset by declines in Europe and North America of 17% and 2%, respectively.
First quarter net income excluding restructuring, acquisition related integration costs, and losses on extinguishment of debt ("Adjusted Net Income"), totaled $336 million, or $1.07 per diluted share, which includes the

Exhibit 99.1

favorable impacts of a lower effective tax rate and share repurchases. Adjusted Net Income in the prior year period was $346 million, or $1.05 per diluted share.
First quarter earnings before depreciation and amortization, interest expense, other income (expense), income tax expense, equity income, restructuring and acquisition integration costs (“Adjusted EBITDA”) was $562 million, compared to $584 million in the prior year period. Adjusted EBITDA margin was 14.0% in the first quarter of 2013, compared with 14.3% in the prior year period. The reduction in Adjusted EBITDA reflects the continued volume reductions in Europe, partially offset by increased earnings from the acquisition of MVL.
First quarter earnings before interest expense, other income (expense), income tax expense, equity income, restructuring and acquisition integration costs ("Adjusted Operating Income") was $431 million, compared to $470 million in the prior year period. Adjusted Operating Income margin was 10.7% in the first quarter of 2013, compared with 11.5% in the prior year period.
Interest expense for the first quarter totaled $36 million, comparable to $35 million in the prior year period. Additionally, the first quarter of 2013 included a net loss on retirement of debt totaling $39 million.
Tax expense in the first quarter of 2013 was $37 million, resulting in an effective tax rate of approximately 11%, compared to $77 million, or an effective rate of 18%, in the prior year period. The improvement in 2013 primarily reflects the geographic mix of lower pretax earnings and tax planning initiatives.
The Company generated net cash flow from operating activities of $149 million in the first quarter of 2013, compared to $293 million in the prior year period, and as of March 31, 2013, had cash and cash equivalents of $0.8 billion and access to $1.5 billion in undrawn committed revolving bank facilities. Total debt outstanding as of March 31, 2013 was $2.5 billion.

Initiation of Regular Quarterly Cash Dividend
On February 26, 2013, Delphi's Board of Directors approved the initiation of dividend payments on its ordinary shares and declared a regular quarterly cash dividend of $0.17 per ordinary share to shareholders of record at the close of business on March 15, 2013. On March 27, 2013, $53 million was paid to shareholders of record as of March 15, 2013.

Share Repurchase Program
In 2012, Delphi's Board of Directors authorized two share repurchase programs in the aggregate amount of $1.05 billion. During the first quarter of 2013 Delphi repurchased 2.85 million shares at an average price of $42.79 per share, which totaled approximately $122 million, bringing the total share repurchases to $525 million and leaving approximately $525 million available for future share repurchases. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in capital and retained earnings.

Exhibit 99.1

Q2 2013 and Full Year 2013 Outlook
The Company's second quarter and full year 2013 financial guidance is as follows:

(in millions, except per share amounts)	Q2 2013	Previous Full Year 2013	Current Full Year 2013
Adjusted Earnings Per Share	$1.05 - $1.15	$4.12 - $4.38	$4.15 - $4.41
Adjusted EBITDA	$600 - $630	$2,325 - $2,425	$2,325 - $2,425
Adjusted EBITDA Margin	14.5% - 14.8%	14.4% - 14.6%	14.4% - 14.6%
Revenue	$4,150 - $4,250	$16,200 - $16,600	$16,200 - $16,600
Cash Flow Before Financing		$1,000	$1,000
Capital Expenditures		$750	$750
Effective Tax Rate		16%	16%
Share Count - Diluted		317	314
Full year 2013 mid-point earnings per share guidance represents 11% growth year-over-year and assumes global vehicle production increases of 2% and European declines of 5% in 2013.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 10:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 34002369. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi is a leading global supplier of electronics and technologies for automotive, commercial vehicle and other market segments. Operating major technical centers, manufacturing sites and customer support facilities in 32 countries, Delphi delivers real-world innovations that make products smarter and safer as well as more powerful and efficient. Connect to innovation at www.delphi.com.

FORWARD-LOOKING STATEMENTS
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results.  All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company.  It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended
	March 31,
	2013	2012
	(in millions, except per share amounts)
Net sales	$4,024	$4,092
Operating expenses:
Cost of sales	3,339	3,373
Selling, general and administrative	230	228
Amortization	26	21
Restructuring	32	6
Total operating expenses	3,627	3,628
Operating income	397	464
Interest expense	(36)	(35)
Other (expense) income, net	(34)	7
Income before income taxes and equity income	327	436
Income tax expense	(37)	(77)
Income before equity income	290	359
Equity income, net of tax	8	4
Net income	298	363
Net income attributable to noncontrolling interest	22	21
Net income attributable to Delphi	$276	$342
Diluted net income per share:
Diluted net income per share attributable to Delphi	$0.88	$1.04
Weighted average number of diluted shares outstanding	315.36	328.47

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$830	$1,105
Restricted cash	4	8
Accounts receivable, net	2,795	2,425
Inventories	1,148	1,066
Other current assets	610	623
Total current assets	5,387	5,227
Long-term assets:
Property, net	2,843	2,860
Investments in affiliates	223	231
Intangible assets, net	766	803
Goodwill	466	473
Other long-term assets	588	582
Total long-term assets	4,886	4,949
Total assets	$10,273	$10,176
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$103	$140
Accounts payable	2,386	2,278
Accrued liabilities	1,185	1,241
Total current liabilities	3,674	3,659
Long-term liabilities:
Long-term debt	2,375	2,324
Pension benefit obligations	888	929
Other long-term liabilities	439	434
Total long-term liabilities	3,702	3,687
Total liabilities	7,376	7,346
Commitments and contingencies
Total Delphi shareholder's equity	2,398	2,345
Noncontrolling interest	499	485
Total shareholders’ equity	2,897	2,830
Total liabilities and shareholders’ equity	$10,273	$10,176

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
	(in millions)
Cash flows from operating activities:
Net income	$298	$363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	131	114
Deferred income taxes	(2)	3
Income from equity method investments, net of dividends received	1	21
Loss on extinguishment of debt	39	—
Other, net	30	9
Changes in operating assets and liabilities:
Accounts receivable, net	(370)	(395)
Inventories	(82)	(83)
Accounts payable	194	201
Other, net	(71)	74
Pension contributions	(19)	(14)
Net cash provided by operating activities	149	293
Cash flows from investing activities:
Capital expenditures	(213)	(260)
Proceeds from sale of property / investments	2	3
Cost of acquisitions, net of cash acquired	2	—
Decrease (increase) in restricted cash	4	(4)
Acquisition of minority held shares	—	(16)
Dividends from equity method investments in excess of earnings	—	37
Net cash used in investing activities	(205)	(240)
Cash flows from financing activities:
Decrease in short and long-term debt, net	(19)	(18)
Dividend payments of consolidated affiliates to minority shareholders	(8)	(5)
Repurchase of ordinary shares	(122)	—
Distribution of cash dividends	(53)	—
Taxes withheld and paid on employees' restricted share awards	(14)	—
Net cash used in financing activities	(216)	(23)
Effect of exchange rate fluctuations on cash and cash equivalents	(3)	19
(Decrease) increase in cash and cash equivalents	(275)	49
Cash and cash equivalents at beginning of period	1,105	1,363
Cash and cash equivalents at end of period	$830	$1,412

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(unaudited)

1. Segment Summary

	Three Months Ended
	March 31,
	2013	2012	%
	(in millions)
Net sales
Electrical/Electronic Architecture	$1,921	$1,730	11%
Powertrain Systems	1,107	1,264	(12)%
Electronics and Safety	693	741	(6)%
Thermal Systems	360	419	(14)%
Eliminations and Other (a)	(57)	(62)
Net sales	$4,024	$4,092

Adjusted EBITDA
Electrical/Electronic Architecture	$285	$249	14%
Powertrain Systems	162	202	(20)%
Electronics and Safety	90	99	(9)%
Thermal Systems	25	34	(26)%
Eliminations and Other (a)	—	—
Adjusted EBITDA	$562	$584

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	2013	2012
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	314.68	328.24
Dilutive shares related to RSUs	0.68	0.23
Weighted average ordinary shares outstanding, including dilutive shares	315.36	328.47
Net income per share attributable to Delphi:
Basic	$0.88	$1.04
Diluted	$0.88	$1.04

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted EBITDA", "Adjusted Operating Income", "Adjusted Net Income", "Adjusted Net Income per Share" and "cash flow before financing". Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization (including long-lived asset and goodwill impairment), interest expense, other income (expense), net, income tax expense, restructuring, acquisition integration costs and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted EBITDA therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted EBITDA
	Three Months Ended
	March 31,
	2013	2012
	(in millions)
Net income attributable to Delphi	$276	$342
Income tax expense	37	77
Interest expense	36	35
Other expense (income), net	34	(7)
Noncontrolling interest	22	21
Equity income, net of tax	(8)	(4)
Operating income	397	464
Depreciation and amortization	131	114
EBITDA	$528	$578
Restructuring	32	6
Other acquisition-related costs	2	—
Adjusted EBITDA	$562	$584

Exhibit 99.1

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance. Adjusted Operating Income is defined as net income (loss) before interest expense, other income (expense), net, income tax expense, restructuring, acquisition integration costs and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted Operating Income therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended
	March 31,
	2013	2012
	(in millions)
Net income attributable to Delphi	$276	$342
Income tax expense	37	77
Interest expense	36	35
Other expense (income), net	34	(7)
Noncontrolling interest	22	21
Equity income, net of tax	(8)	(4)
Operating income	397	464
Restructuring	32	6
Other acquisition-related costs	2	—
Adjusted Operating Income	$431	$470

Segment Adjusted EBITDA
(in millions)
Three Months Ended March 31, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$218	$106	$61	$12	$—	$397
Depreciation and amortization	54	48	18	11	—	131
EBITDA	$272	$154	$79	$23	$—	$528
Restructuring	11	8	11	2	—	32
Other acquisition-related costs	2	—	—	—	—	2
Adjusted EBITDA	$285	$162	$90	$25	$—	$562

Three Months Ended March 31, 2012	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$211	$156	$76	$21	$—	$464
Depreciation and amortization	36	44	22	12	—	114
EBITDA	$247	$200	$98	$33	$—	$578
Restructuring	2	2	1	1	—	6
Other acquisition-related costs	—	—	—	—	—	—
Adjusted EBITDA	$249	$202	$99	$34	$—	$584

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Three Months Ended			Three Months Ended
	March 31, 2013			March 31, 2013
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$4,024			$4,024
Operating expenses:
Cost of sales	3,339	(1)	(a)	3,338
Selling, general and administrative	230	(1)	(a)	229
Amortization	26			26
Restructuring	32	(32)	(b)	—
Total operating expenses	3,627	(34)		3,593
Operating income	397	34		431
Interest expense	(36)			(36)
Other (expense) income, net	(34)	39	(c)	5
Income before income taxes and equity income	327	73		400
Income tax expense	(37)	(13)	(d)	(50)
Income before equity income	290	60		350
Equity income, net of tax	8			8
Net income	298	60		358
Net income attributable to noncontrolling interest	22			22
Net income attributable to Delphi	$276	$60		$336
Diluted net income per share:
Diluted net income per share attributable to Delphi	$0.88			$1.07
Weighted average number of diluted shares outstanding	315.36			315.36

(a)	Represents the elimination of acquisition-related integration costs.
(b)	Represents the elimination of restructuring charges.
(c)	Represents the elimination of debt extinguishment costs.
(d)
Represents the income tax impacts of the adjustments made for restructuring charges, acquisition-related integration costs, and debt extinguishment costs by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Three Months Ended			Three Months Ended
	March 31, 2012			March 31, 2012
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$4,092			$4,092
Operating expenses:
Cost of sales	3,373			3,373
Selling, general and administrative	228			228
Amortization	21			21
Restructuring	6	(6)	(a)	—
Total operating expenses	3,628	(6)		3,622
Operating income	464	6		470
Interest expense	(35)			(35)
Other income, net	7			7
Income before income taxes and equity income	436	6		442
Income tax expense	(77)	(2)	(b)	(79)
Income before equity income	359	4		363
Equity income, net of tax	4			4
Net income	363	4		367
Net income attributable to noncontrolling interest	21			21
Net income attributable to Delphi	$342	$4		$346
Diluted net income per share:
Diluted net income per share attributable to Delphi	$1.04			$1.05
Weighted average number of diluted shares outstanding	328.47			328.47

(a)	Represents the elimination of restructuring charges.
(b)
Represents the income tax impacts of the adjustments made for restructuring charges, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Exhibit 99.1

Cash flow before financing: Cash flow before financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash flow before financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

	Three Months Ended
	March 31,
	2013	2012
	(in millions)
Cash flows from operating activities:
Net income	$298	$363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	131	114
Working capital	(258)	(277)
Pension contributions	(19)	(14)
Other, net	(3)	107
Net cash provided by operating activities	149	293

Cash flows from investing activities:
Capital expenditures	(213)	(260)
Other, net	8	20
Net cash used in investing activities	(205)	(240)

Cash flow before financing	$(56)	$53

INVESTOR CONTACT:
Jack Monti - 248.813.2385
jack.monti@delphi.com
or
MEDIA CONTACT:
Claudia Piccinin - 248.813.1507
claudia.piccinin@delphi.com